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                                                                  EXHIBIT 10.33


                         TRANSITIONAL SERVICES AGREEMENT

                                 BY AND BETWEEN

                                    JNI CORP.

                             A DELAWARE CORPORATION

                                       AND

                                  JAYMARK, INC.

                             A DELAWARE CORPORATION

                                SEPTEMBER 1, 1999


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                         TRANSITIONAL SERVICES AGREEMENT

            This Transitional Services Agreement (the "AGREEMENT") is entered into as of September 1, 1999 by and between JNI Corp., a Delaware corporation ("JNI"), and Jaymark, Inc., a Delaware corporation ("JAYMARK").

                              W I T N E S S E T H :

            WHEREAS, JNI is a subsidiary of Jaymark, and JNI intends to make an initial public offering of its securities (the "Offering"), after which JNI and Jaymark intend to separate their operations.

            WHEREAS, each party has requested that the other party provide certain transitional services and each party is willing to provide such transitional services, subject to the terms and conditions of this Agreement.

            NOW THEREFORE, in consideration of the premises, the mutual agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JNI and Jaymark (collectively, the "PARTIES") hereby agree as follows:

         1. Services to be provided to JNI by Jaymark. Jaymark shall provide the following services (the "SERVICES") to JNI:

            (a) Accounting and Administrative Services. Jaymark shall provide accounting and other administrative services to JNI in accordance with past practices; and

            (b) Consulting Services. If JNI gives Jaymark written notification that JNI no longer requires the Services described in Section 1(a), then from the effective date of such notification through December 31, 2001, if and as requested by JNI, Jaymark will provide consulting services to JNI regarding the Services described in Section 1(a).

         2. Compensation for Services.

            (a) As compensation for services rendered pursuant to Section 1(a), JNI shall compensate Jaymark in an amount determined in accordance with Jaymark's historical practice of allocation of expenses to JNI on a payroll basis.

            (b) As compensation for services rendered pursuant to Section 1(b), JNI shall compensate Jaymark for services rendered on an hourly basis at a rate and on terms consistent with Jaymark's billing practices with respect to its government contracting operations.



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         3. Term of Services.

            (a) Jaymark shall provide the Services described in Section 1(a) for the period commencing on the effective date of the Offering and continuing until the earlier of (i) December 31, 2000, or (ii) the date specified by JNI in a written notification that such Services are no longer required.

            (b) Jaymark shall provide the Services described in Section 1(b) for the period commencing on the effective date of any termination made in accordance with Section 3(a) until the earlier of (i) December 31, 2000, or (ii) the date specified by JNI in a written notification that such Services are no longer required.

         4. Level of Services.

            Jaymark shall use the same degree of care, but in no event less than reasonable care, in rendering Services under this Agreement as it utilized in rendering such services in the ordinary course, consistent with past practice and as conducted prior to the effective date of the Offering. Jaymark shall not be liable for any lost profits or special, incidental, consequential or exemplary damages as a result of the performance of the Services contemplated to be performed by Jaymark pursuant to this Agreement.

         5. Limitation on Jaymark's Liability.

            Jaymark and JNI hereby acknowledge that Jaymark is not in the business of providing the Services and that such Services are being provided pursuant to this Agreement solely as an accommodation to JNI. JNI's sole and exclusive remedy and Jaymark's sole and exclusive liability for any failure by Jaymark to provide, and for any losses of JNI attributable to the provision of, the Services in the manner specified in Section 1 shall be reperformance of such services. Jaymark disclaims all warranties with respect to the Services.

         6. Inability to Perform.

            Each party shall be excused from its non-monetary obligations under this Agreement, and shall have no liability for any resulting loss or damage, but only in the event and to the extent that its performance is delayed or prevented by any circumstance reasonably beyond its control, including, but not limited to, fire, flood, epidemic, explosion, act of any government in its sovereign capacity, act of God or of the public enemy, strike, walkout or other labor dispute, and riot or civil disturbance. Neither party shall be required to pay for any Services which are not being performed hereunder for any of the above reasons.

         7. Assignment.

            No Party shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other Party, except that any Party may (without obtaining any such consent) assign, in whole or in part, its rights to receive or to provide Services hereunder to any entity acquiring or otherwise succeeding to all or substantially all of any of its businesses. Any conveyance, assignment or transfer requiring the express written consent of the other Party which is made without such consent shall be void ab



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initio. No assignment of this Agreement shall relieve the assigning Party of its obligations hereunder.

         8. Governing Law.

            This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         9. Cooperation; Further Assurances.

            Each Party shall cooperate and use its reasonable efforts to have its officers and employees cooperate with the other Party and provide such information as such Party may require or reasonably request in connection with performance of the Services. From time to time, as and when requested by any Party, the other Party will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such actions, as such other Party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

         10. Entire Agreement.

             This Agreement shall constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the Parties relating thereto.

         11. Captions.

             The section titles and captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered sections are to sections of this Agreement.

         12. Counterparts.

             This Agreement may be executed in separate counterparts, each such counterpart being deemed an original instrument, and all such counterparts shall together constitute the same agreement.

         13. No Third Party Beneficiaries.

             This Agreement is binding upon and is for the benefit of the Parties and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person not a party hereto and no person, other than the Parties or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement.



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         14. Severability.

             If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

         15. Independent Contractors.

             The relationship between Jaymark and JNI under this Agreement is that of independent contractors. Nothing contained in this Agreement or otherwise shall be construed to constitute or create a partnership, agency, relationship, joint venture, equity interest or lease between the Parties. No Party has the power or authority to act on behalf of the other party, except as expressly set forth in this Agreement or as authorized in writing by the other Party.

         16. Modification or Amendment.

             This Agreement cannot be amended, modified or supplemented except by a written agreement executed by Jaymark and JNI.




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               IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.



                                           Jaymark, INC.


                                           By: /s/ Randy Johnson
                                              ---------------------------------
                                              Name:
                                              Title:


                                           JNI CORP.


                                           By: /s/ Terry Flanagan
                                              ---------------------------------
                                              Name:
                                              Title:



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